Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

DATE:	August 16, 2017
CONTACT:	Dan Lombardo, InvenTrust Properties Corp.
630-570-0605 or dan.lombardo@inventrustproperties.com

INVENTRUST PROPERTIES CORP. ANNOUNCES THE APPOINTMENT OF PAULA SABAN AS INTERIM CHAIRPERSON OF THE BOARD

Oak Brook, Ill. – InvenTrust Properties, Inc. (“InvenTrust”, “IVT” or the “Company”) today announced that Paula Saban has been appointed Interim Chairperson of InvenTrust’s Board of Directors, effective August 14, 2017. The appointment of Ms. Saban follows the voluntary resignation of J. Michael Borden as Chairperson of the Board. Mr. Borden’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Borden, former Chairperson of the Board, said “I feel deeply privileged to have served as Chairperson of the Board of InvenTrust these past two and a half years, working closely with the talented management team and Board of Directors, we helped transform InvenTrust into a pure-play retail REIT. I look forward to continuing to work hard as a member of the Board to create shareholder value in the future.”

“We are deeply grateful to Michael for his efforts and guidance as Chairperson of InvenTrust’s Board of Directors,” said Ms. Saban. “IVT has accomplished a number of significant corporate initiatives during his term as Chairperson that have positively impacted the Company. I am excited to be taking on the role of Interim Chairperson with the same drive and passion that Mr. Borden exhibited.”

Paula Saban has been a Director of InvenTrust Properties since October 2004. She brings more than 25 years of financial services and banking industry experience to her leadership role. Ms. Saban began her career in 1978 with Continental Bank, which later merged into Bank of America. From 1978 to 1990, she held various consultative sales roles in treasury management and traditional lending areas, managed client service teams and developed numerous client satisfaction programs. In 1990, Ms. Saban began designing and implementing various financial solutions for clients with Bank of America’s Private Bank and Banc of America Investment Services, Inc. Her clients included top management of publicly held companies and entrepreneurs. In addition to managing a diverse client portfolio, Ms. Saban was responsible for client management and overall client satisfaction. She retired from Bank of America in 2006 as a Senior Vice President/Private Client Manager. Together with her husband, Ms. Saban owns a construction products company, Newport Distribution, Inc., of which she is secretary and treasurer, and a principal stockholder.

In light of Ms. Saban’s experience in financial services and banking, among other things, our board believes that Ms. Saban has the necessary experience and insight to serve as interim Chairperson of the Board.

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About InvenTrust Properties Corp.

InvenTrust Properties Corp. is a pure-play retail company with a focus on acquiring open-air centers with a disciplined approach, in key growth markets with favorable demographics. This acquisition strategy, along with our innovative and collaborative property management approach, ensures the success of both our tenants and business partners and drives net operating income growth for the Company. InvenTrust became a self-managed REIT in 2014 and as of June 30, 2017, is an owner and manager of 85 retail properties, representing 15.2 million square feet of retail space, and one non-core property.

Forward-Looking Statements Disclaimer

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see our filings with the securities and Exchange Commission (“SEC”), including the Risk Factors included in our most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.